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                                                                       EXHIBIT 1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 15, 2003 relating to the financial statements and financial highlights of GMO Taiwan Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the GMO Taiwan Fund Private Placement Memorandum and "Investment Advisory and Other Services- Independent Auditors" in the GMO Taiwan Fund Statement of Additional Information, each of which constitute part of such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 7, 2004

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 15, 2003 relating to the financial statements and financial highlights of GMO Short-Duration Collateral Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the GMO Short-Duration Collateral Fund Private Placement Memorandum and "Investment Advisory and Other Services- Independent Auditors" in the GMO Short-Duration Collateral Fund Statement of Additional Information, each of which constitute part of such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 7, 2004